United States
Securities and Exchange Commission

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[_] Preliminary Information Statement	[_] Confidential, For Use of the Commission only
(as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

RUB A DUB SOAP, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required
[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_]  Fee paid previously with preliminary materials:
[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing party:

(4) Date filed:

SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act of 1934 as amended)

RUB A DUB SOAP, INC.
No. 177 Chengyang Section
308 National Highway
Danshan Industrial Area
Qingdao, China 266109

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Rub a Dub Soap, Inc., a Nevada corporation, to the holders of record at the close of business on the record date, March 20, 2008, of the Company's outstanding common stock, $0.001 par value per share (the "Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of a change of the Company's corporate name from "Rub a Dub Soap, Inc." to "Sentaida Tire Company Limited." Except as otherwise indicated by the context, references in this information statement to "Company," "we," "us," or "our" are references to Rub a Dub Soap, Inc.

The Board of Directors of the Company (the "Board of Directors") unanimously approved the change of name to "Sentaida Tire Company Limited." The name change to "Sentaida Tire Company Limited" will more accurately reflect our business as disclosed in our Current Report on Form 8-K filed on February 5, 2008. The Company also received the consent of a majority of the outstanding shares of the Common Stock. Our company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file Articles of Amendment to amend our Certificate of Incorporation (the "Certificate of Amendment") changing our name.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors have fixed the close of business on March 20, 2008 as the record date for the determination of shareholders who are entitled to receive this Information Statement (the "Record Date"). There were 26,000.000 shares of common stock issued and outstanding on April 7, 2008. We anticipate that this Information Statement will be mailed on or about June 13, 2008 to all shareholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders. We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company's executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the Nevada GCL and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each stockholder is entitled to one vote per share of Common Stock on any matter which may properly come before the stockholders.

On the Record Date, we had 26,000,000 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On April 3, 2008, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to "Sentaida Tire Company Limited" is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Current Report on Form 8-K filed on February 5, 2008 and our Current Report Amendment No. 1 on Form 8-K/A filed on April 29, 2008.

CONSENTING STOCKHOLDERS

On April 4, 2008, the following stockholders consented in writing to the Certificate of Amendment:

	Shares of Common
Name of Stockholder	Stock	Percent of Common Stock
Long Qin	11,310,000	43.5%
Kai Chen	11,700,000	45%
TOTAL	23,010,000	88.5%

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising our stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c and the provisions of the Nevada GCL, file the Certificate of Amendment with the Nevada Secretary of State's Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Common Stock as of the Record Date, (i) by each person who is known by us to beneficially own more than 5% of the Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of Rub a Dub Soap, Inc., No. 177 Chengyang Section, 308 National Highway, Danshan Industrial Area, Qingdao, China 266109.

Title of Class	Name & Address of	Office, If Any	Amount & Nature of	Percent
	Beneficial Owner		Beneficial	of
			Ownership[1]	Class[2]

Common Stock	Qin Long	Chairman of	11,310,000	43.5%
		the Board of
		Directors and
		CEO[3]

Common Stock	Kai Chen	Vice President	11,700,000	45.0%
		and Director

Common Stock	Liang Junfeng	Vice President
		and Director	0
				*
Common Stock	Ji Gongsheng	Vice President
		and Director	0
				*
Common Stock	Liang Junbao	Chief
		Financial	0
		Officer and		*
		Director

Common Stock	All offices and directors as a		23,010,000	88.5%
	group (5 persons named above)

1. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of the Common Stock.

2. A total of 26,000,000 shares of the Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

On April 3, 2008, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to change our name to "Sentaida Tire Company Limited" to more accurately reflect our business operations. The Majority Stockholders approved the Certificate of Amendment pursuant to the Written Consent dated as of April 4, 2008. The proposed Certificate of Amendment is attached hereto as Appendix A.

Stockholder approval for the Certificate of Amendment was obtained on April 4, 2008 by the Written Consent of our stockholders holding at least a majority of our issued and outstanding Common Stock, as of the Record Date. The Certificate of Amendment will become effective following filing with the Secretary of State of the State of Delaware, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Name Change

Our current Certificate of Incorporation states that our name is "Rub A Dub Soap, Inc." Our Board of Directors unanimously approved the Certificate of Amendment to change our name from "Rub A Dub Soap, Inc." to "Sentaida Tire Company Limited." Stockholder approval for the Certificate of Amendment was obtained on April 4, 2008.

Purposes for Name Change

The change of our name to "Sentaida Tire Company Limited" is in the best interest of Stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Current Report on Form 8-K filed on February 5, 2008 and our Current Report Amendment No. 1 on Form 8-K/A filed on April 29, 2008.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We are a Nevada corporation that was originally incorporated on September 28, 2001 in Colorado and we are headquartered in Shandong Province, China. From our inception in 2001 until February 21, 2006, we were an online retailer of handmade, natural, vegetable-based soaps and gift baskets in the development stage, and we had generated only minimal revenues and a substantial net loss from sales of soaps and gift baskets.

On February 21, 2006, Lisa Powell, the controlling shareholder of the Company, sold 2,800,000 of her restricted shares to Halter Capital Corporation of Frisco, Texas, representing 74.6% of all of our outstanding. With the change in control, we ceased its soap business and began efforts to locate a new business (operating company), and offer itself as a merger vehicle for a company that may desire to go public through a merger rather than through its own public stock offering.

On March 6, 2006, our stockholders approved our re-incorporation in Nevada and in connection therewith a one-for-ten reverse split of the common stock, both of which became effective on April 17, 2006. All share numbers contained herein are expressed in post-reverse-split amounts.

On February 5, 2008, we completed a reverse acquisition transaction with Zhongsen International Company Group Limited, a corporation formed under the laws of Hong Kong and is headquartered in Qingdao, China in Shandong Province ("Zhongsen"), and each of Zhongsen's shareholders.

In connection with the reverse acquisition transaction, we issued to the shareholders of Zhongsen 25,090,000 shares of our common stock in exchange for all of the issued and outstanding capital stock of Zhongsen. Zhongsen thereby became our wholly owned subsidiary and the former stockholders of the Zhengsen became our controlling stockholders. Mr. Qin Long, our CEO, Chairman of the Board of Directors, became the beneficial owner of 11,310,000 of our outstanding Common Stock.

Our directors and officers submitted a resignation letter pursuant to which they resigned from all offices that they held and from their position as our directors that became effective on the completion of the reverse acquisition transaction on February 5, 2008, which is more than ten days following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act, filed with the SEC on January 16, 2008. Long Qin, Junfeng Liang, Kai Chen, Gongsheng Ji, and Junbao Liang were appointed as our directors effective upon the closing of the reverse acquisition transaction on February 5, 2008. For more information on the completed reverse acquisition transaction, please see our Current Report on Form 8-K filed on February 5, 2008 and our Current Report Amendment No. 1 on Form 8-K/A filed on April 29, 2008.

As a result of the reverse acquisition transaction with Zhongsen, we entered into a new business. Our business now primarily engages in the global marketing and distribution of tires and rubber without any tire manufacturing operations date. We are one of the largest integrated tire and rubber marketers and distributors in China. We position ourselves as an intermediary between international rubber producers and Chinese tire manufacturers and as an active marketer of tires for the tire manufacturers in the very fragmented replacement tire market. We are changing our name to "Sentaida Tire Company Limited" to reflect our new business and to be similar to the names of our subsidiary companies.

DISSENTERS RIGHTS

Under Nevada law, shareholders of the Common Stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our corporation, including financial statements, you may refer to our Current Report Amendment No. 1 on Form 8-K/A filed on April 29, 2008 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC's EDGAR database at www.sec.gov or by writing our secretary at the address specified above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rub a Dub Soap, Inc. has duly caused this report to be signed by the undersigned hereunto authorized.

June 13, 2008

RUB A DUB SOAP, INC.

By: /s/ Qin Long
       Qin Long
       Chairman and CEO

APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Rub A Dub Soap, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article I is hereby amended to read as follows:

"Article I. The name of this corporation is Sentaida Tire Company Limited."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X ____________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07